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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                Jurisdiction
     Subsidiaries (a)                           of Incorporation
     ------------                               ----------------
Express, Inc. (b)                               Delaware
Lerner New York, Inc. (c)                       Delaware
Lane Bryant, Inc. (d)                           Delaware
The Limited London-Paris-New York, Inc. (e)     Delaware
Henri Bendel, Inc. (f)                          Delaware
Structure, Inc. (g)                             Delaware
Abercrombie & Fitch, Inc. (h)                   Delaware
Limited Too, Inc. (i)                           Delaware
Galyan's Trading Co., Inc. (j)                  Indiana
Mast Industries, Inc. (k)                       Delaware
Mast Industries (Far East) Limited (l)          Hong Kong
Limited Distribution Services, Inc. (m)         Delaware
Limited Service Corporation (n)                 Delaware
Womanco Service Corporation (o)                 Delaware
Victoria's Secret Stores, Inc. (p)              Delaware
Victoria's Secret Catalogue, Inc. (q)           Delaware
Bath & Body Works, Inc. (r)                     Delaware
Cacique, Inc. (s)                               Delaware
Penhaligon's Limited (t)                        United Kingdom
Gryphon Development, Inc. (u)                   Delaware
Intimate Brands, Inc. Service Corporation (v)   Delaware
Intimate Brands, Inc. (w)                       Delaware
- ----------------------------
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(a)   The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 3, 1996.

(b)   Express, Inc. is a wholly-owned subsidiary of Express Holding
      Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c)  Lerner New York, Inc. is a wholly-owned subsidiary of Lerner Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(d)  Lane Bryant, Inc. is a wholly-owned subsidiary of Lane Bryant Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(e)  The Limited London-Paris-New York, Inc. is a wholly-owned subsidiary of LIM
     Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(f)  Henri Bendel, Inc. is a wholly-owned subsidiary of Henri Bendel Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(g)  Structure, Inc. is a wholly-owned subsidiary of Structure Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(h)  Abercrombie & Fitch, Inc. is a wholly-owned subsidiary of Abercrombie &
     Fitch Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.
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(i)  Limited Too, Inc. is a wholly-owned subsidiary of Limited Too Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(j)  Galyan's Trading Co., Inc. is a wholly-owned subsidiary of Galyan's Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(k)  Mast Industries, Inc. is a wholly-owned subsidiary of Mast Holding
     Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(l)  Mast Industries (Far East) Limited is a wholly-owned subsidiary of Mast
     Industries, Inc.

(m)  Limited Distribution Services, Inc. is a wholly-owned subsidiary of LTDSP,
     Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(n)  Limited Service Corporation is a wholly-owned subsidiary of the registrant.

(o)  Womanco Service Corporation is a wholly-owned subsidiary of the registrant.

(p)  Victoria's Secret Stores, Inc. is a wholly-owned subsidiary of Victoria's
     Secret Stores Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(q) Victoria's Secret Catalogue, Inc. is a wholly-owned subsidiary of Victoria's Secret Catalogue Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(r)  Bath & Body Works, Inc. is a wholly-owned subsidiary of Bath & Body Works
     Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(s) Cacique, Inc. is a wholly-owned subsidiary of Cacique Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate
     Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(t) Penhaligon's Limited is a wholly-owned subsidiary of Penhal Investments, Inc., a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(u)  Gryphon Development, Inc. is a wholly-owned subsidiary of Gryphon Holding
     Corporation., a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(v) Intimate Brands Service Corporation is a wholly-owned subsidiary of the Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the Company.

(w)  Intimate Brands, Inc. is a majority owned subsidiary of the Company.